Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Materialise NV

Leuven, Belgium

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 28, 2016, relating to the consolidated financial statements of Materialise NV, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2015.

BDO Bedrijfsrevisoren Burg. CVBA

On behalf of it,

/s/ Bert Kegels

Bert Kegels

Zaventem, Belgium

July 8, 2016